UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2018

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 18, 2018, the 2013 Equity Incentive Plan (the “2013 Plan”) of Sigma Labs, Inc. (“we,” “our,” “us,” or the “Company”), was amended to fix at 1,650,000 shares the aggregate number of shares of our common stock issued or issuable under the 2013 Plan.

On October 18, 2018, Darren Beckett’s title was changed from Vice President of Engineering to Chief Technology Officer of the Company. On October 18, 2018, the Company also increased the annual base salary of Mr. Beckett from $135,000 to $180,000, effective retroactive to September 16, 2018. Mr. Beckett has served as an employee of the Company since September 25, 2017, pursuant to an “at will” employment agreement with the Company, under which he was engaged to serve as our Engineering Manager. Under the agreement, Mr. Beckett was entitled to receive an annual base salary of $135,000 prior to the foregoing increase, and is eligible to receive medical and dental benefits, life insurance, short and long-term disability coverage, and to participate in the Company’s Section 125 cafeteria plan, vision plan and 401K plan.

Mr. Beckett, age 45, served as our Engineering Manager beginning on September 25, 2017, and was appointed as our Vice President of Engineering on June 29, 2018. Mr. Beckett has over 20 years of experience in the semiconductor industry, including since 1997 with Intel Corporation at which he held various technical and managerial positions, including process engineer of ion implant charged particle systems, chemical vapor deposition systems, and, since 2008, engineering manager of multiple engineering groups such as rapid thermal anneal, defect metrology equipment and fab environment micro contamination. Mr. Beckett’s expertise is in process engineering for advanced manufacturing technology, including statistical process control for fabrication of semiconductor devices. Mr. Beckett serves as an independent director and board member of M&T Foundation, San Diego, California. Mr. Beckett earned a B.S. in Mechanical Engineering from Limerick University, Limerick Ireland. Mr. Beckett has no family relationship with any of the Company’s officers and directors.

The foregoing description of the employment agreement does not purport to be a complete description of the terms and conditions therein. The full text of such agreement will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018.

Effective October 19, 2018, our Amended and Restated Articles of Incorporation, as amended, was amended pursuant to a Certificate of Amendment filed with the Nevada Secretary of State to increase the authorized number of shares of our common stock to 22,500,000. A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Annual Meeting of Stockholders

On October 18, 2018, we held our 2018 Annual Meeting of Stockholders (the “Annual Meeting”). Our stockholders acted upon the following proposals at the Annual Meeting:

●	Proposal 1: To elect John Rice to serve as a Class I director until the 2021 Annual Meeting of Stockholders;

●	Proposal 2: To approve an amendment to our 2013 Plan to fix at 1,650,000 shares the aggregate number of shares of our common stock issued or issuable under the 2013 Plan;

●	Proposal 3: To approve an amendment to our Amended and Restated Articles of Incorporation to increase the authorized number of shares of common stock to 22,500,000;

●	Proposal 4: To approve, by non-binding vote, the compensation of our named executive officers as disclosed in our proxy statement; and

●	Proposal 5: To ratify the selection of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Voting Results

Proposal 1: Mr. Rice was elected as a Class I director with 3,352,907 “FOR” votes and 211,860 “WITHHELD” votes. There were 2,321,125 broker non-votes in connection with this proposal.

Proposal 2: This proposal was approved with 3,425,267 “FOR” votes, 100,048 “AGAINST” votes and 39,452 “ABSTAIN” votes. There were 2,321,125 broker non-votes in connection with this proposal.

Proposal 3: This proposal was approved with 5,243,179 “FOR” votes, 393,078 “AGAINST” votes and 249,635 “ABSTAIN” votes. There were no broker non-votes in connection with this proposal.

Proposal 4: This proposal was approved with 3,266,631 “FOR” votes, 73,200 “AGAINST” votes and 224,936 “ABSTAIN” votes. There were 2,321,125 broker non-votes in connection with this proposal.

Proposal 5: This proposal was approved with 5,681,146 “FOR” votes, 7,555 “AGAINST” votes and 197,187 “ABSTAIN” votes. There were no broker non-votes in connection with this proposal.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation, as amended, of Sigma Labs, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2018	SIGMA LABS, INC.

	By:	/s/ John Rice
	Name:	John Rice
	Title:	Chief Executive Officer